ANNUITY SCHEDULE

ANNUITY NUMBER: [001-00001]    ISSUE DATE: [July 1, 2021]

TYPE OF BUSINESS: [Beneficiary Non-Qualified]

OWNER: [John Doe DCD FBO Jack Doe]     DATE OF BIRTH:             SEX:

KEY LIFE: [Jack Doe]     DATE OF BIRTH: [October 21,1975]    SEX: [Male]

PURCHASE PAYMENT: [$100,000]

PURCHASE PAYMENT AGE LIMITATION: No Additional Purchase Payments accepted

MINIMUM ADDITIONAL PURCHASE PAYMENT: Not Applicable

MINIMUM ADDITIONAL PURCHASE PAYMENT UNDER AUTOMATIC PURCHASE PLANS: Not Applicable

CONTINGENT DEFERRED SALES CHARGE:    None

MINIMUM WITHDRAWAL AMOUNT: [$100]

MINIMUM SURRENDER VALUE AFTER A PARTIAL WITHDRAWAL: [$2,000]

MINIMUM INVESTMENT OPTION AMOUNT: [$50]

INSURANCE CHARGE:

MORTALITY AND EXPENSE RISK CHARGE:

For Net Purchase Payments less than $[1,000,000] the Insurance Charge is [X.XX%]

For Net Purchase Payments of $[1,000,000] or more the Insurance Charge is reduced to [X.XX%]

ADMINISTRATION CHARGE: [0.15%]

ANNUAL MAINTENANCE FEE: The fee is waived if the sum of the Purchase Payments at the time the Fee is due is greater than or equal to [$100,000.]

FUND ACCESS CHARGE: The Fund Access Charge will not exceed [0.70]%.

Sub-Account                             Fund Access Charge

[American Funds Insurance Series® Blue Chip Income and Growth Fund - Class 1        [0.35%]
American Funds Insurance Series® Bond Fund - Class 1                     [0.35%]
American Funds Insurance Series® Growth Fund - Class 1                    [0.35%]
American Funds Insurance Series® Growth-Income Fund - Class 1                [0.35%]
American Funds Insurance Series® U.S. Government/AAA-Rated Securities Fund - Class 1     [0.35%]
American Funds Insurance Series® Asset Allocation Fund - Class 1                [0.35%]
American Funds Insurance Series® Ultra-Short Bond Fund - Class 1                [0.35%]
DFA VA Global Moderate Allocation Portfolio                            [0.35%]
VA International Small Portfolio                                 [0.35%]
P-VA/IND-DCD(11/20)-NY    3

VA International Value Portfolio                                 [0.35%]
VA Global Bond Portfolio                                    [0.35%]
VA Short-Term Fixed Portfolio                                    [0.35%]
VA U.S. Large Value Portfolio                                    [0.35%]
VA U.S. Targeted Value Portfolio]                                [0.35%]

TRANSFER FEE: [$10 per transfer after the twentieth transfer in any Contract Year.]

MINIMUM TRANSFER AMOUNT: [$50. We may waive the Minimum Transfer Amount.]

MAXIMUM NUMBER OF TRANSFERS: Currently, there are no limits on the number of transfers that can be made among Sub-accounts in an Annuity Year. We may restrict the number of transfers among Sub-accounts per Annuity Year, but in no event will the Maximum Number of Transfers be less than [20].

LATEST AVAILABLE ANNUITY DATE Not Applicable

EARLIEST AVAILABLE ANNUITY DATE: Not Applicable

MINIMUM ANNUITY PAYMENT: Not Applicable

ANNUITY SCHEDULE (Continued)

MINIMUM SURRENDER VALUE AT ANNUITIZATION: Not Applicable

MISSTATEMENT OF AGE OR SEX INTEREST RATE [1%]

VARIABLE SEPARATE ACCOUNT(S): [Pruco Life Flexible Premium Variable Annuity Account]

RIDERS AND ENDORSEMENTS MADE A PART OF THE ANNUITY ON THE ISSUE DATE:
[Beneficiary Annuity Endorsement]

P-VA/IND-DCD(11/20)-NY    4